As filed with the Securities and Exchange Commission on December 31, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

RURBANC DATA SERVICES, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1340804

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7622 State Route 66 N.
Defiance, Ohio 43512
(419) 783-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares, without par value
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer ☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company ☑

RURBANC DATA SERVICES, INC.

Certain information required to be included in this Registration Statement on Form 10 is incorporated herein by reference to specifically identified portions of the body of the information statement/proxy statement filed as Exhibit 99.1 hereto.  For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement/proxy statement.  None of the information contained in the information statement/proxy statement shall be incorporated herein by reference, or deemed to be a part hereof, unless such information is specifically incorporated by reference.

Item No.	Item Caption	Location in Information Statement/Proxy Statement

Item 1.	Business.	“RDSI’s Business”
Item 1A.	Risk Factors.	“Risk Factors”
Item 2.	Financial Information.	“Summary Financial Information of RDSI” “Management’s Discussion and Analysis of Financial Condition and Results of Operation of RDSI”
Item 3.	Properties.	“RDSI’s Business – Properties”
Item 4.	Security Ownership of Certain Beneficial Owners and Management.	“Ownership of RDSI Common Shares”
Item 5.	Directors and Executive Officers.	“Management of RDSI After the Spin-Off and the Merger – Board of Directors” “Management of RDSI After the Spin-Off and the Merger – Executive Officers”
Item 6.	Executive Compensation.	“Compensation of Executive Officers” “Management of RDSI After the Spin-Off and the Merger – Director Compensation”
Item 7.	Certain Relationships and Related Transactions, and Director Independence.	“Related Person Transactions” “Management of RDSI After the Spin-Off and the Merger – Director Independence”
Item 8.	Legal Proceedings.	“RDSI’s Business – Legal Proceedings”
Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	“RDSI Common Shares”
Item 10.	Recent Sales of Unregistered Securities.	None
Item 11.	Description of Registrant’s Securities to be Registered.	“Description of RDSI Capital Stock and Comparison of Rights of Holders of RDSI Common Shares and New Core Common Stock”

Item 12.	Indemnification of Directors and Officers.	“Indemnification of RDSI Directors and Officers”
Item 13.	Financial Statements and Supplementary Data.
“Consolidated Company Unaudited Pro Forma Condensed Financial Information”

“Unaudited Pro Forma Consolidated Condensed Operating Statement for the Nine Months Ended September 30, 2009”

“Unaudited Pro Forma Consolidated Condensed Operating Statement for the Fiscal Year Ended December 31, 2008”

“Unaudited Pro Forma Consolidated Condensed Balance Sheet as of September 30, 2009”

“Index to Historical Financial Statements of RDSI and New Core” (and the statements referenced therein)

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	None

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements. The following financial statements are included in the information statement/proxy statement and filed as part of this Registration Statement on Form 10:

Rurbanc Data Services, Inc.

Report of Independent Registered Public Accounting Firm
Balance Sheets as of December 31, 2008 and 2007 (audited) and September 30, 2009 (unaudited)
Statements of Income for the years ended December 31, 2008 and 2007 (audited) and the nine months ended September 30, 2009 and 2008 (unaudited)
Statements of Changes in Shareholders’ Equity for the years ended December 31, 2008 and 2007 (audited) and the nine months ended September 30, 2009 (unaudited)
Statements of Cash Flows for the years ended December 31, 2008 and 2007 (audited) and the nine months ended September 30, 2009 and 2008 (unaudited)
Notes to Financial Statements

New Core Holdings, Inc.

Independent Auditors’ Report
Consolidated Balance Sheet as of December 31, 2008 (audited)
Consolidated Statement of Operations for the year ended December 31, 2008 (audited)
Consolidated Statement of Members’ Deficit for the year ended December 31, 2008 (audited)
Consolidated Statement of Cash Flows for the year ended December 31, 2008 (audited)
Notes to Consolidated Financial Statements as of December 31, 2008
Accountants’ Compilation Report
Balance Sheet as of September 30, 2009 (unaudited)

Statement of Operations for the nine months ended September 30, 2009 (unaudited)
Statement of Accumulated Deficit for the nine months ended September 30, 2009 (unaudited)
Statement of Cash Flows for the nine months ended September 30, 2009 (unaudited)
Notes to Financial Statements as of September 30, 2009

Pro Forma

Consolidated Company Unaudited Pro Forma Condensed Financial Information
Unaudited Pro Forma Consolidated Condensed Income Statement for the Nine Months Ended September 30, 2009
Unaudited Pro Forma Consolidated Condensed Income Statement for the Fiscal Year Ended December 31, 2008
Unaudited Pro Forma Consolidated Condensed Balance Sheet as of September 30, 2009

(b)	Exhibits. The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 25, 2009, by and among Rurbanc Data Services, Inc., NC Merger Corp. and New Core Holdings, Inc.
2.2	First Amendment to Agreement and Plan of Merger, dated as of December 29, 2009, by and among Rurbanc Data Services, Inc., NC Merger Corp. and New Core Holdings, Inc.
2.3
Separation and Distribution Agreement, dated as of December 11, 2009, by and between Rurban Financial Corp. and Rurbanc Data Services, Inc. (attached as Annex B to the information statement/proxy statement which is filed as Exhibit 99.1 to this Registration Statement).

3.1
Form of Amended and Restated Articles of Incorporation of Rurbanc Data Services, Inc. to be in effect at the time of the spin-off (attached as Annex F to the information statement/proxy statement which is filed as Exhibit 99.1 to this Registration Statement).

3.2
Form of Amended and Restated Code of Regulations of Rurbanc Data Services, Inc. to be in effect at the time of the spin-off (attached as Annex G to the information statement/proxy statement which is filed as Exhibit 99.1 to this Registration Statement).

4.1*	Specimen certificate for common shares, without par value, of Rurbanc Data Services, Inc.
10.1*
Tax Sharing Agreement, dated as of [  •  ], 2010, by and between Rurban Financial Corp. and Rurbanc Data Services, Inc. (to be attached as Annex C to the information statement/proxy statement which is filed as Exhibit 99.1 to this Registration Statement).

10.2	Subordinated Loan Agreement, effective as of April 25, 2009, by and between Rurbanc Data Services, Inc., as lender, and New Core Holdings, Inc., as borrower.
10.3	Reseller Software License and Support Agreement, dated as of April 25, 2009, by and between Rurbanc Data Services, Inc. and New Core Holdings, Inc.
10.4	Employment Agreement, dated as of April 25, 2009, by and between Rurbanc Data Services, Inc. and John Aranowicz.
10.5	Supplemental Executive Retirement Plan Agreement, dated as of April 25, 2009, by and between Rurbanc Data Services, Inc. and John Aranowicz.
21.1	Subsidiaries of Rurbanc Data Services, Inc.
99.1	Information Statement/Proxy Statement, subject to completion, dated December 31, 2009.

*  To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 31, 2009	RURBANC DATA SERVICES, INC.

	By:	/s/ Kenneth A. Joyce
Name: Kenneth A. Joyce
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of April 25, 2009, by and among Rurbanc Data Services, Inc., NC Merger Corp. and New Core Holdings, Inc.
2.2	First Amendment to Agreement and Plan of Merger, dated as of December 29, 2009, by and among Rurbanc Data Services, Inc., NC Merger Corp. and New Core Holdings, Inc.
2.3
Separation and Distribution Agreement, dated as of December 11, 2009, by and between Rurban Financial Corp. and Rurbanc Data Services, Inc. (attached as Annex B to the information statement/proxy statement which is filed as Exhibit 99.1 to this Registration Statement).

3.1
Form of Amended and Restated Articles of Incorporation of Rurbanc Data Services, Inc. to be in effect at the time of the spin-off (attached as Annex F to the information statement/proxy statement which is filed as Exhibit 99.1 to this Registration Statement).

3.2
Form of Amended and Restated Code of Regulations of Rurbanc Data Services, Inc. to be in effect at the time of the spin-off (attached as Annex G to the information statement/proxy statement which is filed as Exhibit 99.1 to this Registration Statement).

4.1*	Specimen certificate for common shares, without par value, of Rurbanc Data Services, Inc.
10.1*
Tax Sharing Agreement, dated as of [  •  ], 2010, by and between Rurban Financial Corp. and Rurbanc Data Services, Inc. (to be attached as Annex C to the information statement/proxy statement which is filed as Exhibit 99.1 to this Registration Statement).

10.2	Subordinated Loan Agreement, effective as of April 25, 2009, by and between Rurbanc Data Services, Inc., as lender, and New Core Holdings, Inc., as borrower.
10.3	Reseller Software License and Support Agreement, dated as of April 25, 2009, by and between Rurbanc Data Services, Inc. and New Core Holdings, Inc.
10.4	Employment Agreement, dated as of April 25, 2009, by and between Rurbanc Data Services, Inc. and John Aranowicz.
10.5	Supplemental Executive Retirement Plan Agreement, dated as of April 25, 2009, by and between Rurbanc Data Services, Inc. and John Aranowicz.
21.1	Subsidiaries of Rurbanc Data Services, Inc.
99.1	Information Statement/Proxy Statement, subject to completion, dated December 31, 2009.

* To be filed by amendment.